As filed with the Securities and Exchange Commission on June 21, 2013

No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

BURGER KING WORLDWIDE, INC.

(Exact name of registrant as specified in its charter)

Delaware	45-5011014
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

5505 Blue Lagoon Drive Miami, Florida	33133
(Address of Principal Executive Offices)	(Zip code)

BURGER KING WORLDWIDE, INC. AMENDED AND RESTATED 2012 OMNIBUS INCENTIVE PLAN

(Full title of the plan)

Jill Granat

Senior Vice President, General Counsel and Secretary

Burger King Worldwide, Inc.

5505 Blue Lagoon Drive

Miami, Florida 33133

(Name and address of agent for service)

(305) 378-3000

(Telephone number, including area code, of agent for service)

Copies to:

Kara L. MacCullough, Esq.

Greenberg Traurig, P.A.

401 E. Las Olas Blvd., Ste 2000

Ft. Lauderdale, Florida 33301

(954) 765-0500

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☑ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock, par value $0.01 per share, to be issued pursuant to the Burger King Worldwide, Inc. Amended and Restated 2012 Omnibus Incentive Plan	6,000,000	$20.53	$123,180,000	$16,801.76

(1)    Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall also cover any additional shares of common stock which become issuable because of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of common stock.

(2)    Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 (c) and (h) of the Securities Act on the basis of the average of the high and low price of a share of common stock, par value $0.01 per share, of Burger King Worldwide, Inc. as reported by the New York Stock Exchange on June 14, 2013.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed by Burger King Worldwide, Inc., a Delaware corporation (the “Company” or the “Registrant”), for the purpose of registering 6,000,000 additional shares of its common stock, $0.01 par value, issuable pursuant to the Burger King Worldwide, Inc. Amended and Restated 2012 Omnibus Incentive Plan for which previously filed Registration Statement on Form S-8 (File No. 333-182232) is effective (the “Prior Registration Statement”). Pursuant to Instruction E of Form S-8, the contents of the Prior Registration Statement, as filed with the Securities and Exchange Commission (the “Commission”) on June 20, 2012, as amended, is incorporated herein by reference.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in Part I will be delivered in accordance with Form S-8 and Rule 428(b) under the Securities Act. Such documents are not required to be, and are not, filed with the Commission, either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. These documents, and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

The following documents filed with the Commission by the Company pursuant to the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated herein by reference.

(1) Annual Report on Form 10-K filed by the Registrant on February 22, 2013.

(2) Quarterly Report on Form 10-Q filed by the Registrant on April 26, 2013.

(3) Current Reports on Form 8-K or 8-K/A filed by the Registrant on April 5, 2013, April 11, 2013, May 3, 2013, May 20, 2013 and June 7, 2013 (not including any information furnished under Items 2.02, 7.01 or 9.01 of any such Form 8-K);

(4) The description of the Company’s capital stock which is contained in the Company’s Registration Statement on Form 8-A, filed with the Commission on June 18, 2012 (File No. 001-35511) (incorporating by reference the Registration Statement on Form S-1 filed by the Registrant on May 9, 2012 (File No. 333-181261)), including any amendments or supplements thereto.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (not including any information furnished under Items 2.02, 7.01 or 9.01 of Form 8-K, which information is not incorporated by reference herein) prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein), modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES

Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

None.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 102(b)(7) of the DGCL allows a corporation to provide in its certificate of incorporation that a director of the corporation will not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except where the director breached the duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. Our restated certificate of incorporation provides for this limitation of liability. Section 145 of the DGCL (“Section 145”), provides that a Delaware corporation may indemnify any person who was, is or is threatened to be made, party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was illegal. A Delaware corporation may indemnify any persons who are, were or are threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person is or was a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests, provided that no indemnification is permitted without judicial approval if the officer, director, employee or agent is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director has actually and reasonably incurred.

Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his or her status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145.

Our amended and restated certificate of incorporation provides that we must indemnify our directors and officers to the fullest extent authorized by the DGCL and must also pay expenses incurred in defending any such proceeding in advance of its final disposition upon delivery of an undertaking (if required by the DGCL), by or on behalf of an indemnified person, to repay all amounts so advanced if it should be determined ultimately that such person is not entitled to be so indemnified.

We have entered into indemnification agreements with each of our directors. These agreements require us to indemnify these individuals to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified.

The indemnification rights set forth above shall not be exclusive of any other right which an indemnified person may have or hereafter acquire under any statute, provision of our certificate of incorporation, our bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

We maintain standard policies of insurance that provide coverage (1) to our directors and officers against loss rising from claims made by reason of breach of duty or other wrongful act and (2) to us with respect to indemnification payments that we may make to such directors and officers.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

Not applicable.

ITEM 8. EXHIBITS

4.1	Amended and Restated Certificate of Incorporation of the Registrant (incorporated herein by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-8 (File No. 333-182232) filed on June 20, 2012)

4.2	Amended and Restated Bylaws of the Registrant (incorporated herein by reference to Exhibit 4.2 to the Registrant’s Registration Statement on Form S-8 (File No. 333-182232) filed on June 20, 2012)

5.1	Legal Opinion of Greenberg Traurig (filed herewith)

23.1	Consent of KPMG LLP (filed herewith)

23.2	Consent of Greenberg Traurig, P.A. (contained in its opinion filed as Exhibit 5.1 hereto)

24.1	Power of Attorney (included on the signature pages hereof)

99.1	Burger King Worldwide, Inc. Amended and Restated 2012 Omnibus Incentive Plan (filed herewith)

ITEM 9. UNDERTAKINGS

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami, State of Florida, on the 21st day of June, 2013.

Burger King Worldwide, Inc.

By:	/s/ Daniel S. Schwartz
Name: Daniel S. Schwartz Title: Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Jill Granat, Joshua Kobza and Jacqueline Friesner his or her true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including any post-effective amendments) to the registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following person in the capacities indicated and on the date indicated below.

Signature	Title	Date

/s/ Daniel S. Schwartz Daniel S. Schwartz	Chief Executive Officer (principal executive officer)	June 21, 2013

/s/ Joshua Kobza Joshua Kobza	Chief Financial Officer and Executive Vice President (principal financial officer)	June 21, 2013

/s/ Jacqueline Friesner Jacqueline Friesner	Chief Accounting Officer, Vice President and Controller (principal accounting officer)	June 21, 2013

/s/ Alexandre Behring Alexandre Behring	Director	June 21, 2013

Signature	Title	Date

/s/ Martin E. Franklin Martin E. Franklin	Director	June 21, 2013

/s/ Paul J. Fribourg Paul J. Fribourg	Director	June 21, 2013

/s/ Bernardo Hees Bernardo Hees	Director	June 21, 2013

/s/ Alan C. Parker Alan C. Parker	Director	June 21, 2013

/s/ Carlos Alberto R. Sicupira Carlos Alberto R. Sicupira	Director	June 21, 2013

/s/ Marcel Herrmann Telles Marcel Herrmann Telles	Director	June 21, 2013

/s/ Alexandre Van Damme Alexandre Van Damme	Director	June 21, 2013

EXHIBIT INDEX

4.1	Amended and Restated Certificate of Incorporation of the Registrant (incorporated herein by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-8 (File No. 333-182232) filed on June 20, 2012)

4.2	Amended and Restated Bylaws of the Registrant (incorporated herein by reference to Exhibit 4.2 to the Registrant’s Registration Statement on Form S-8 (File No. 333-182232) filed on June 20, 2012)

5.1	Legal Opinion of Greenberg Traurig (filed herewith)

23.1	Consent of KPMG LLP (filed herewith)

23.2	Consent of Greenberg Traurig, P.A. (contained in its opinion filed as Exhibit 5.1 hereto)

24.1	Power of Attorney (included on the signature pages hereof)

99.1	Burger King Worldwide, Inc. Amended and Restated 2012 Omnibus Incentive Plan (filed herewith)